UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 20, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 255 City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

On February 20, 2006, AXM Pharma, Inc. (the “Company”) received a notice of termination (“Notice of Termination”) in reference to the Trademark License Agreement entered into among Sunkist Growers, Inc. (“Sunkist”), the Company, and Shenyang Tianwei Werke Pharmaceuticals, Ltd., dated January 21, 2004, as amended (the “Agreement”).

The Agreement granted the Company exclusive rights to manufacture market and sell certain vitamin and vitamin supplements (excluding vitamin-fortified confections) in The Peoples Republic of China, under the Sunkist brand name and trademark.  Under the terms of the Agreement, the Company was required to achieve certain sales targets each year, for each category of product licensed under the Agreement.

Sunkist terminated the Agreement as a result of the Company’s breach of certain financial and contractual obligations, including the non-payment of royalties and the Company’s failure to achieve certain sales targets under the Agreement

On February 23, 2006, the Company issued a press release announcing the receipt of the Notice of Termination.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 23, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the Notice of Termination from Sunkist Growers, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  February 23, 2006

        By:  /s/  Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated February 23, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the Notice of Termination from Sunkist Growers, Inc.